Exhibit 99.9(e)

EXECUTION

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) dated December 1, 2018 is by and between Virtus Alternative Solutions Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Asset Trust and Virtus Variable Insurance Trust, (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Custody Agreement dated as of March 21, 2014, as amended (the “Agreement”) relating to BNY Mellon’s provision of custody services. A Joinder Agreement and Amendment to Custody Agreement was entered into among the parties on September 5, 2017 for the purpose of amending the Agreement and adding certain Funds.

B.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

VIRTUS ALTERNATIVE SOLUTIONS TRUST
VIRTUS EQUITY TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST
VIRTUS ASSET TRUST
VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ William Blatchford
Name:	William Blatchford
Title:	Managing Director

SCHEDULE I

THIS SCHEDULE I, amended and restated as of December 1, 2018, is the Schedule I to that certain Custody Agreement dated as of March 21, 2014, as amended, between each investment company on Schedule I and The Bank of New York Mellon.

List of Funds and Portfolios

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Aviva Multi-Strategy Target Return Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund1

Virtus Newfleet Credit Opportunities Fund

VIRTUS EQUITY TRUST

Virtus KAR Capital Growth Fund

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund2

Virtus Rampart Enhanced Core Equity Fund

Virtus Strategic Allocation Fund3

Virtus Tactical Allocation Fund

VIRTUS OPPORTUNITIES TRUST

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps International Real Estate Securities Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus Herzfeld Fund

Virtus Horizon Wealth Masters Fund

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Cap Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Bond Fund

Virtus Newfleet CA Tax-Exempt Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Income Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus Rampart Alternatives Diversifier Fund (formerly, Virtus Alternatives Diversifier Fund)

Virtus Rampart Equity Trend Fund (formerly, Virtus Equity Trend Fund)

1 Effective on or about December 1, 2018

2 Effective on or about March 6, 2018

3 Until merger on or about January 25, 2019

Virtus Rampart Multi-Asset Trend Fund (formerly,Virtus Multi-Asset Trend Fund)

Virtus Rampart Sector Trend Fund (formerly, Virtus Sector Trend Fund)

Virtus Vontobel Emerging Markets Opportunities Fund

Virtus Vontobel Foreign Opportunities Fund

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund

VIRTUS RETIREMENT TRUST

Virtus DFA 2025 Target Date Retirement Income Fund4

Virtus DFA 2055 Target Date Retirement Income Fund4

VIRTUS ASSET TRUST

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix Georgia Tax-Exempt Bond Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix North Carolina Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus Seix Virginia Intermediate Municipal Bond Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus WCM International Equity Fund

Virtus Zevenbergen Innovative Growth Stock Fund

VIRTUS VARIABLE INSURANCE TRUST

Virtus Duff & Phelps International Series

Virtus Duff & Phelps Real Estate Securities Series

Virtus KAR Capital Growth Series

Virtus KAR Small-Cap Growth Series

Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series

Virtus Rampart Enhanced Core Equity Series

Virtus Strategic Allocation Series

4 Until liquidation on or about December 20, 2018